Exhibit 2.7

Execution Version

FIRST AMENDMENT TO
AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”), is made as of March 13, 2017, by and among Luxfer Holdings PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), each of the parties listed in Schedule C of the Amended Agreement (as defined below) (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Issuer, collectively, the “Obligors”), PGIM, Inc. (“Prudential”) and each of the Persons holding one or more Notes (as defined below) on the date hereof (collectively, the “Noteholders” and each, individually, a “Noteholder”), with respect to that certain Amended and Restated Note Purchase and Private Shelf Agreement dated June 29, 2016 (as in effect immediately prior to giving effect to the transactions contemplated hereby, the “A&R Note Purchase Agreement” and after giving effect to this Amendment and as may be further, amended, restated, supplemented or otherwise modified from time to time, the “Amended Agreement”), entered into among the Obligors, Prudential and the Noteholders.  The A&R Note Purchase Agreement amended and restated that certain Note Purchase and Private Shelf Agreement, dated as of as of September 18, 2014, among the Obligors, Prudential and the Noteholders (the “Original Note Purchase Agreement”).  Capitalized terms used herein without definitions shall have the respective meanings ascribed to such terms in the Amended Agreement.

RECITALS

A.            Pursuant to the Original Note Purchase Agreement, the Issuer issued and sold to the Noteholders the Issuer’s 3.67% Series A Senior Notes due September 15, 2021 in the aggregate original principal amount of US$25,000,000 (as amended, restated or otherwise modified from time to time, collectively, the “Series A Notes”; the Series A Notes and any Shelf Notes, collectively, the “Notes” and each individually a “Note”).

B.            The Obligors have requested certain amendments and modifications to the A&R Note Purchase Agreement.

C.            Prudential and the Noteholders have agreed, upon the terms and conditions set forth herein, to make such amendments and modifications.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to be bound by the following:

1.             Amendments to A&R Note Purchase Agreement.  From and after the Amendment Effective Date (as defined below), the A&R Note Purchase Agreement is hereby amended as set forth in Exhibit A attached hereto.

2.             Conditions to Effectiveness.  This Amendment shall become effective on the first date (the “Amendment Effective Date”) on which the following conditions are satisfied:

2.1.           This Amendment shall have been executed and delivered by each Obligor, Prudential and each Noteholder.

2.2.           No Default or Event of Default shall have occurred and be continuing.

2.3.           The representations and warranties set forth in Section 3 shall be true and correct on such date in all respects.

2.4.           The Obligors shall have paid all reasonable and documented fees, disbursements and other charges of Morgan, Lewis & Bockius LLP, special counsel to Prudential and the Noteholders, as reflected in an invoice presented to the Issuer on or before the date hereof.

3.             Representations and Warranties.  To induce Prudential and the Noteholders to agree to this Amendment, each Obligor represents to Prudential and each Noteholder that, as of the Amendment Effective Date:

(a)           each Obligor (i) is duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has all requisite organizational power and authority to carry on its business as now conducted and to own and lease its property and (iii) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)           prior to and after the Amendment Effective Date, no Default or Event of Default has occurred or is continuing under the terms of the Amended Agreement;

(c)           each Obligor’s execution and delivery of this Amendment is within such Obligor’s powers and has been duly authorized by all necessary action on the part of such Obligor, and each Obligor has all requisite power and authority to carry out the transactions contemplated by, and to perform its obligations under and in respect of, this Amendment and the Amended Agreement; and

(d)           this Amendment has been duly executed and delivered by each Obligor and the Amended Agreement, the Notes and this Amendment constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.             Reaffirmation of Guarantees.

By executing this Amendment, each Subsidiary Guarantor party hereto (a) consents to this Amendment, (b) acknowledges and confirms irrevocably and unconditionally to Prudential and each Noteholder that, notwithstanding the execution and delivery of this Amendment, the obligations of each of the Subsidiary Guarantors under the Unconditional Guarantee continue in full force and effect and are not impaired or affected (except as may be expressly provided for in this Amendment or the Amended Agreement) and the Unconditional Guarantee continues in full force and effect, is a valid and binding obligation of each of the Subsidiary Guarantors, is enforceable in accordance with its terms and shall apply to the Guaranteed Obligations as amended by this Amendment, and that no defenses, offsets, claims or counterclaims exist in respect of the Unconditional Guarantee as of the Amendment Effective Date and (c) affirms and ratifies the Unconditional Guarantee in all respects.

5.             Miscellaneous.

(a)           This Amendment, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed and enforced in accordance with, and the rights of the parties shall

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be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

(b)           The rules of interpretation set forth in the Amended Agreement shall apply to this Amendment.

(c)           This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopier or electronic transmission shall be effective as physical delivery of a manually executed document.

(d)           Except as amended hereby, all of the provisions of the A&R Note Purchase Agreement and each of the other Note Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the A&R Note Purchase Agreement, the Notes or any other Note Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that Prudential or any holder of a Note may now have or may have in the future under or in connection with the Amended Agreement, the Notes or any other Note Document.  Each reference to the “Note Purchase and Private Shelf Agreement” or the “Amended and Restated Note Purchase and Private Shelf Agreement” in each Note Document shall mean and be a reference to the Amended Agreement, and this Amendment shall be included in the term “Note Documents” in the Amended Agreement.  Section 23.8 of the A&R Note Purchase Agreement shall apply to this Amendment and all past and future amendments to the A&R Note Purchase Agreement as if expressly set forth herein or therein.

6.             Expenses.  Whether or not the amendments to the A&R Note Purchase Agreement set forth in Section 1 hereof become effective, the Obligors will promptly (and in any event within three (3) Business Days of receiving any statement or invoice therefor) pay all reasonable and documented fees, disbursements and other charges of Morgan, Lewis & Bockius LLP, special counsel to Prudential and the Noteholders, incurred in connection with the preparation, negotiation and delivery of this Amendment and any other documents related thereto.  Nothing in this Section shall limit the Issuer’s obligations pursuant to Section 16.1 of the A&R Note Purchase Agreement.

7.             Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.             Severability.  Any provision of this Amendment that is prohibited or unenforceable in a jurisdiction, shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

9.             Entire Agreement.  This Amendment and the Amended Agreement, together with the Notes and the other Note Documents, embody the entire agreement and understanding among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their officers or officers of their sole ultimate members thereunto duly authorized as of the day and year first above written.

LUXFER HOLDINGS PLC

By:
Name:
Title:

BA HOLDINGS, INC.

By:
Name:
Title:

LUXFER GROUP LIMITED

By:
Name:
Title:

LUXFER GROUP 2000 LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS LIMITED

By:
Name:
Title:

LUXFER GROUP SERVICES LIMITED

By:
Name:
Title:

MAGNESIUM ELEKTRON LIMITED

By:
Name:
Title:

LUXFER OVERSEAS HOLDINGS LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS CHINA HOLDINGS LIMITED

By:
Name:
Title:

MEL CHEMICALS INC.

By:
Name:
Title:

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

By:
Name:
Title:

LUXFER INC.

By:
Name:
Title:

HART METALS, INC.

By:
Name:
Title:

READE MANUFACTURING COMPANY

By:
Name:
Title:

LUXFER MAGTECH, INC.

By:
Name:
Title:

PGIM, INC.

By:
Name:
Title: Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment Management Japan Co., Ltd. (as Investment Manager)
	By:	PGIM, Inc. (as Sub-Adviser)

By:
Name:
Title: Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST
By:	Prudential Arizona Reinsurance Universal Company (as Grantor)
	By:	PGIM, Inc. (as Investment Manager)

By:
Name:
Title: Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name:
Title: Vice President

Exhibit A

AMENDMENTS TO
A&R NOTE PURCHASE AGREEMENT

1.  Clause (a)(i) of Section 9.1 of the A&R Note Purchase Agreement is hereby amended by deleting the following words: “Debt Service Cover. The Issuer shall ensure that the Debt Service Cover in respect of any Relevant Period shall not be less than 1.25:1.” and replacing them with the word: “[Reserved]”

2.  Clause (a)(iv) of Section 9.1 of the A&R Note Purchase Agreement is hereby amended by amending and restating in its entirety such clause (a)(iv) to read as follows:

“(iv)        Capital Expenditure.  The Issuer shall ensure that the aggregate capital expenditure of the Group (other than capital expenditure funded by the retention of Excluded Insurance Proceeds referred to in clauses (c) and (d) of the definition of “Excluded Insurance Proceeds” in accordance with Section 8.8) in respect of any Financial Year shall not exceed $25,000,000; provided that, subject to and without limiting Section 9.36 in any respect, the covenant set forth in this clause (iv) shall cease to apply in the event that (x) the Bank Facilities Agreement is refinanced and (y) none of the facility agreements, credit agreements or similar agreements which refinance the Bank Facilities Agreement (including any other document executed in connection with any such facility agreement, credit agreement or similar agreement) contain any restriction on capital expenditure.

For purposes of the covenant set forth in this clause (iv), if in any Financial Year (the “Original Financial Year”) the amount of the capital expenditure is less than the maximum amount permitted for that Original Financial Year (the difference being referred to below as the “Unused Amount”), then the maximum expenditure amount for the immediately following Financial Year (the “Carry Forward Year”) shall be increased by an amount (the “Permitted Carry Forward Amount”) equal to the Unused Amount.  In any Carry Forward Year, the original $25,000,000 specified above for that Financial Year shall be treated as having been incurred prior to any Permitted Carry Forward Amount carried forward into that Carry Forward Year and no amount carried forward into that Carry Forward Year may be carried forward into a subsequent Financial Year.”

3.  The heading of Section 9.31 of the A&R Note Purchase Agreement is hereby amended by replacing the word “Guarantors” appearing therein with the words “Subsidiary Guarantors”.

4.  Section 13 of the A&R Note Purchase Agreement is hereby amended by replacing each reference appearing in Sections 13.1, 13.2, 13.4 and 13.5(e) to “other Guarantor”, “other Guarantors” or “paying Guarantor” with the words “other Subsidiary Guarantor”, “other Subsidiary Guarantors” or “paying Subsidiary Guarantor”, respectively.

5.  Section 15.2 of the A&R Note Purchase Agreement is hereby amended by replacing the reference to “the Guarantors” appearing therein with the words “the Subsidiary Guarantors”.

6.  Schedule B of the A&R Note Purchase Agreement is hereby amended by:

(a)           deleting the following defined terms in their entirety: “Adjusted EBITDA”, “Debt Service” and “Debt Service Cover”;

(b)           amending the definition of “Bank Facilities Agreement” by replacing the reference to “BA Holdings, Inc.” appearing therein with the words “the Issuer”; and

(c)           amending the definition of “Financial Covenant” by replacing the reference to “the Parent Guarantor” appearing therein with the words “the Issuer”.

7.  Paragraph 2 of Exhibit 7.2 of the A&R Note Purchase Agreement is hereby amended by amending and restating in its entirety such paragraph 2 to read as follows:

“2.                               With reference to the [Annual Financial Statements] [Quarterly Financial Statements] for the [Financial Year ended [     ]] [Financial Quarter ended [     ]], we confirm that:

Covenant	Relevant Period	Target	Actual	Compliant/Non compliant
Interest Cover (Section 9.1(a)(ii))	[ ] to [ ]	Not less than 4.0:1	[ ]:1	[ ]
Leverage (Section 9.1(a)(iii))	[ ] to [ ]	Not exceeding 3.0:1	[ ]:1	[ ]
Capital Expenditure (Section 9.1(a)(iv))	[ ] to [ ]	Not exceeding US$[ ] (the sum of $25,000,000 plus any Permitted Carry Forward Amount)	$ [ ]	[ ]

Set forth in Exhibit A attached hereto are detailed calculations of each of the ratios and amounts set forth above.”